UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2020

STARBOARD VALUE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001- 39496	84-3743013
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Third Avenue, 18th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 845-7977

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock and one-sixth of one Warrant to purchase one share of Class A Common Stock	SVACU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	SVAC	The Nasdaq Stock Market LLC
Redeemable Warrants, exercisable for one share of Class A Common Stock for $11.50 per share	SVACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01   Other Events.

As previously reported on a Current Report on Form 8-K of Starboard Value Acquisition Corp., a Delaware corporation (the “Company”), on September 14, 2020, the Company consummated its initial public offering (the “IPO”) of 36,000,000 units (the “Units”). Each Unit consists of one share of Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), and one-sixth of one redeemable warrant of the Company (the “Detachable Redeemable Warrants”). In addition, each share of Class A Common Stock issued in the IPO carries a contingent right to receive at least one-sixth of one redeemable warrant following the initial business combination redemption time under certain circumstances and subject to adjustment (the “Distributable Redeemable Warrants”, and with the Detachable Redeemable Warrants, the “Redeemable Warrants”). Each whole Redeemable Warrant entitles the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $360,000,000. The Company granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 5,400,000 additional Units to cover over-allotments, if any. On September 18, 2020, the Underwriters partially exercised the over-allotment option and on September 23, 2020, purchased an additional 4,423,453 Units (the “Over-Allotment Units”), generating gross proceeds of $44,234,530.

As previously reported on a Current Report on Form 8-K of the Company, simultaneously with the closing of the IPO, the Company completed the private sale (the “Private Placement”) of an aggregate of 6,133,333 warrants (the “Private Placement Warrants”) to SVAC Sponsor LLC, a Delaware limited liability company (the “Sponsor”), at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds to the Company of $9,200,000. In connection with the Underwriters’ partial exercise of their over-allotment option, the Sponsor purchased an additional 589,794 Private Placement Warrants, generating gross proceeds to the Company of $884,691.

In connection with the closing and sale of the Over-Allotment Units and 589,794 additional Private Placement Warrants (together, the “Over-Allotment Closing”), a total of $44,234,530 comprised of $43,571,012 of the proceeds from the closing and sale of the Over-Allotment Units and the reimbursement of expenses to the Company pursuant to the underwriting agreement related to the IPO (which amount includes $1,990,554 of the Underwriters’ deferred discount) and $663,518 of the proceeds of the sale of the additional 589,794 Private Placement Warrants, was placed in a U.S.-based trust account, with Continental Stock Transfer & Trust Company acting as trustee.

An audited balance sheet as of September 14, 2020 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and previously filed as Exhibit 99.1 to a Current Report on Form 8-K on September 18, 2020. The Company’s unaudited pro forma balance sheet as of September 14, 2020, adjusted for the Over-Allotment Closing on September 23, 2020 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Unaudited Pro Forma Balance Sheet as of September 14, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2020

Starboard Value Acquisition Corp.

By:	/s/ Martin D. McNulty, Jr.
Name:	Martin D. McNulty, Jr.
Title:	Chief Executive Officer